Exhibit 99.1
Caesars Entertainment, Inc. Reports First Quarter 2026 Results

LAS VEGAS and RENO, Nev. (April 28, 2026) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or the “Company”) today reported operating results for the first quarter ended March 31, 2026.
First Quarter 2026 and Recent Highlights:
•GAAP net revenues of $2.9 billion versus $2.8 billion for the comparable prior-year period.
•GAAP net loss of $98 million compared to a net loss of $115 million for the comparable prior-year period.
•Consolidated Adjusted EBITDA of $887 million versus $884 million for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $69 million versus $43 million for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “In the first quarter of 2026 we delivered growth in total net revenues and adjusted EBITDA versus last year. Caesars Digital revenue of $374 million and Adjusted EBITDA of $69 million achieved record first quarter results. In our Las Vegas segment, we experienced continued sequential improvement in trends and a significant improvement in the hospitality vertical with occupancy of 95.3% and year over year growth in Average Daily Rate. The Regional segment delivered improved adjusted EBITDA on a year over year basis after excluding the benefits of Super Bowl LX in New Orleans last year.”
First Quarter 2026 Financial Results Summary and Segment Information

Net Revenues
	Three Months Ended March 31,
(In millions)	2026	2025	% Change
Las Vegas	$1,003	$1,003	—%
Regional	1,430	1,388	3.0%
Caesars Digital	374	335	11.6%
Managed and Branded	66	67	(1.5)%
Corporate and Other	(3)	1	*
Caesars	$2,870	$2,794	2.7%

Net Income (Loss) Attributable to Caesars
	Three Months Ended March 31,
(In millions)	2026	2025	% Change
Las Vegas	$176	$177	(0.6)%
Regional	(20)	20	*
Caesars Digital	22	—	*
Managed and Branded	24	16	50.0%
Corporate and Other	(300)	(328)	8.5%
Caesars	$(98)	$(115)	14.8%

Adjusted EBITDA (a)
	Three Months Ended March 31,
(In millions)	2026	2025	% Change
Las Vegas	$426	$433	(1.6)%
Regional	435	440	(1.1)%
Caesars Digital	69	43	60.5%
Managed and Branded	13	16	(18.8)%
Corporate and Other	(56)	(48)	(16.7)%
Caesars	$887	$884	0.3%
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*Not meaningful
(a)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.
Balance Sheet and Liquidity
As of March 31, 2026, Caesars had $11.9 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $867 million, excluding restricted cash of $107 million.

(In millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$867	$887

Bank debt and loans	$6,076	$6,063
Notes	5,800	5,800
Other long-term debt	41	42
Total outstanding indebtedness	$11,917	$11,905

Net debt (a)	$11,050	$11,018
___________________
(a)Net debt is a non-GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is helpful in understanding our financial position. Net debt is equal to total outstanding indebtedness less cash and cash equivalents.
As of March 31, 2026, cash on hand and borrowing capacity was as follows:

(In millions)	March 31, 2026
Cash and cash equivalents	$867
CEI Revolving Credit Facility capacity, net of outstanding balance	2,050
CVA Revolving Credit Facility capacity	25
Revolver capacity committed to letters of credit	(96)
Revolver capacity committed to specific reserves	(40)
Available revolver capacity committed as regulatory requirement	(46)
Total	$2,760
“On March 3, 2026, Caesars acquired the operations of Caesars Windsor for approximately $54 million and entered into a 20-year operating agreement with the Ontario Lottery and Gaming Corporation. We are excited to add Caesars Windsor to our Regional portfolio. Our first quarter consolidated results demonstrate the stability of our Las Vegas and Regional segments and the continued growth in Caesars Digital. We expect to deliver strong free cash flow in 2026 as a result of continued operating momentum, lower cash interest expense, and lower capex,” said Bret Yunker, Chief Financial Officer.

Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, distributions to our noncontrolling interest owners and payments under our leases with affiliates of VICI and GLPI, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. The reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars is attached at the end of this press release.
Net debt (defined above), a non-GAAP measure, has been presented as a supplemental disclosure because we believe it is helpful in understanding our financial condition. The reconciliation of net debt to total outstanding indebtedness is set forth above.
Other companies that provide similar non-GAAP measures may calculate them differently than we do, and the definitions may not be the same as the definitions used in any of our debt or lease agreements.
Conference Call Information
The Company will host a conference call to discuss its results on April 28, 2026 at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website https://register-conf.media-server.com/register/BI369b0075b12a4fe5b5914838ae2229ab. After registering, you will be sent an email with the dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars’ website at https://investor.caesars.com.
In addition, supplemental slides will be posted prior to the call start time on the Investor Relations website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Must be 21+ to gamble. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) the impact on our business, financial results and liquidity of economic trends, inflation, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (b) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) risks associated with our leverage and our ability to reduce our leverage; (e) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
We periodically provide other information for investors on our Investor Relations website, https://investor.caesars.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In millions, except per share data)	2026	2025
NET REVENUES:
Casino	$1,666	$1,594
Food and beverage	424	435
Hotel	487	482
Other	293	283
Net revenues	2,870	2,794
OPERATING EXPENSES:
Casino	902	861
Food and beverage	274	275
Hotel	156	151
Other	95	95
General and administrative	504	483
Corporate	88	82
Depreciation and amortization	347	357
Transaction and other costs, net	4	2
Total operating expenses	2,370	2,306
Operating income	500	488
OTHER EXPENSE:
Interest expense, net	(569)	(574)
Other loss	(2)	(1)
Total other expense	(571)	(575)
Loss before income taxes	(71)	(87)
Provision for income taxes	(12)	(11)
Net loss	(83)	(98)
Net income attributable to noncontrolling interests	(15)	(17)
Net loss attributable to Caesars	$(98)	$(115)

Net loss attributable to Caesars per share - basic and diluted:
Basic loss per share	$(0.48)	$(0.54)
Diluted loss per share	$(0.48)	$(0.54)
Weighted average basic shares outstanding	204	212
Weighted average diluted shares outstanding	204	212

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(In millions)	2026	2025
Net loss attributable to Caesars	$(98)	$(115)
Net income attributable to noncontrolling interests	15	17
Provision for income taxes	12	11
Other loss	2	1
Interest expense, net	569	574
Depreciation and amortization	347	357
Transaction costs and other, net (a)	16	13
Stock-based compensation expense	24	26
Total Adjusted EBITDA	$887	$884
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(a)Transaction costs and other, net primarily includes costs related to non-cash losses on the write down and disposal of assets, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with our new property openings, and non-cash changes in equity method investments.